EXHIBIT 99.1


PETROGEN                                                            NEWS RELEASE


FOR IMMEDIATE RELEASE


                                PETROGEN ACQUIRES
                               TILLER RANCH LEASE

          - TEXAS GULF COAST NATURAL GAS LEASE READY FOR DEVELOPMENT -


HOUSTON, TX - JUNE 9, 2005 - PETROGEN CORP. (OTC BULLETIN BOARD: PTGC), announced today that it has completed the acquisition of a 100% working interest and 70% net revenue interest in and to the Tiller Ranch Lease (the "Lease"), located within the Tom Graham Field, Jim Wells County, Texas. The Tom Graham Field, covering a total aerial extent of approximately ten thousand acres, has produced a total of thirteen billion cubic feet of natural gas (13 BCFG) from twenty-five distinct sands. Pay from these sands has ranged in depths from between 2,700' to 5,300'. In addition, Tom Graham Field has produced six million eight hundred thousand barrels of oil (6.8 MMBO) from six sands ranging in depths from 3,600' to 5,600'. The Lease consists of 822 acres and will allow up to six new drilling locations capable of testing the multiple Frio and Vicksburg age reservoir sands located on the Lease. Extensive subsurface control, provided by approximately twenty-five wells located on or adjacent to the Lease, indicate that potentially up to 18 BCFG reserves are recoverable.

Petrogen's Chairman and CEO, Sacha H. Spindler stated, "Petrogen's business strategy is focused on the acquisition, development and expansion of low risk, high reserve Texas Gulf Coast and Permian Basin opportunities. The Tiller Ranch Lease is a prime example of a Texas Gulf Coast opportunity that provides for immediate low risk development potential with substantial upside and expansion." Mr. Spindler further stated, "As with our other projects, Petrogen will operate all developments on the Lease and plans to initiate operations in the fourth quarter of 2005."

The Lease consists of potential natural gas exploitation opportunities trapped along a north-south striking, underdeveloped, low relief anticline. The majority of wells on the Lease were drilled during the 1940's and 1950's when local natural gas prices were in the 1 to 2 cent per MCF range. These extremely low gas prices resulted in limited development of the natural gas reserves on the Lease, providing for substantial infill and step out drilling potential. Wells in the area have average production histories of approximately eight to ten years with cumulative production ranging from approximately 2.6 to 3.5 BCFG per well. Extensive natural gas infrastructure exists within the area providing for immediate transportation and sales of any potential upcoming natural gas production.

ABOUT THE TEXAS GULF COAST
Texas and the Texas Gulf Coast represent one of the premier oil and gas exploration regions in the world, accounting for 32% of all natural gas production and 27% of proved natural gas reserves in the United States. Over the past few years, several large discoveries by Shell, BP and Chevron Texaco have contributed to the growing prominence of the Gulf Coast region as a hotbed for the expansion of domestic natural gas developments.

ABOUT PETROGEN
Petrogen Corp. is a Houston, Texas based energy company currently pursuing and developing natural gas properties with proven reserves in the Texas Gulf Coast and Permian Basin regions. For further information, please visit the Company's website at www.petrogencorp.com.

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THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH
RESPECT  TO  ACHIEVING  CORPORATE  OBJECTIVES,   DEVELOPING  ADDITIONAL  PROJECT
INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.


CONTACTS:


COMPANY CONTACT                                      INVESTOR RELATIONS CONTACT

Louis J. Fruchier                                    Barry Gross
V.P. Corporate Development & Communications          President
Petrogen Corp.                                       Gross Capital, Inc.
888-875-1155                                         361-949-4999
fruchier@petrogencorp.com                            barry@grosscapital.com